Exhibit 21



                         Subsidiaries of the Registrant



                                                                Jurisdiction
                                                                     Of
                                                                Incorporation

         Avenue Pictures, Inc.*                                   Delaware

         Wombat Productions, Inc.*                                Delaware


























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*100% owned